UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2012

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

440 North Wolfe Road

Sunnyvale, CA 94085

(Address of principal executive offices)

510-552-2811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

Effective March 12, 2012, the Board of Directors of Mimvi, Inc. (the “Company”) engaged Conner LLP (“the Firm”) to provide CFO services to the Company, and appointed Kevin J. Conner, 49, as the Company’s Chief Financial Officer and Principal Accounting Officer.

Since 1991, Mr. Conner has been the co-founder and managing director of Conner & Associates, PC and its affiliated corporate finance advisory firm, Conner LLP (collectively “Conner”). At Conner, he is responsible for managing engagements in which the professionals of Conner provide SEC consulting services, merger and acquisition consulting services, litigation consulting services, business valuations and domestic/international taxation services for public and private companies, high net worth individuals and law firms.

Since 1994, he has been a general partner of Westrock Partners, a private investment firm that holds a portfolio of securities in public and private companies. Mr. Conner’s prior experience includes being a member of the board of directors and/or the management team of several private and public companies. Mr. Conner is also currently the chief financial officer of GlyEco, Inc. (GLYE), a publicly traded company whose common stock is quoted on the Over-the-Counter Bulletin Board.

Mr. Conner holds an MS in Taxation from Philadelphia University (highest honors) and a BS in Business Administration/Accounting from West Chester University of Pennsylvania. Mr. Conner is a licensed Certified Public Accountant in the States of New York, Connecticut and the Commonwealth of Pennsylvania.

(e) Compensatory Arrangements of Certain Officers

The Company and Conner LLP (“the Firm”) entered into an Engagement Letter (the “Agreement”) effective March 12, 2012, pursuant to which the Firm will provide CFO services to the Company and pursuant to which Kevin J. Conner will serve as the Company’s Chief Financial Officer and Principal Accounting Officer.  The initial term of the Agreement is for one-year; provided, however, that the Agreement may be terminated at any time upon 30 days prior notice.

Pursuant to the Agreement, the Firm will provide up to 20 hours per month of professional time for a monthly flat fee of $5,000 for the first six months of the term. Any additional hours over 20 hours per month will be charged at an agreed hourly rate. After the first six months of the term of the Agreement, the parties may adjust the monthly fee upon the consent of both parties. In addition, the Company will issue the Firm 250,000 shares of restricted common stock pursuant to a Restricted Stock Agreement and shall be subject to the terms and condition thereof, including a right of reacquisition by the Company which right shall lapse ratably over six months.

Item 1.01 Entry into a Material Definitive Agreement

Common Stock and Warrant Purchase Agreement

On March 12, 2012, the Company entered into a Common Stock and Warrant Purchase Agreement with an accredited investor (the “Agreement”).

Pursuant to the terms of the Agreement, the Company issued and sold 2,500,000 shares of the Company’s common stock, $.001 par value per share (the “Shares”) and a warrant exercisable for 2,500,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Warrant” and together with the Shares, the “Securities”), for an aggregate purchase price of $250,000.

The foregoing descriptions of the terms of the form of Common Stock and Warrant Purchase Agreement and the form of Warrant are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1 and 4.1 respectively, in the Report.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under subtitle “Common Stock and Warrant Purchase Agreement” in Item 1.01 of the Report is hereby incorporated by reference into this Item 3.02 in its entirety.

In issuing the Securities to the investor, the Company relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	Form of Warrant

10.1	Form of Common Stock and Warrant Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: March 14, 2012	By:	/s/ Michael Poutre
Michael Poutre
Chief Executive Officer